Exhibit 10.45

AMENDMENT TO

EXPLORATION AND DEVELOPMENT AGREEMENT

NEW HOME II PROJECT

This Amendment to Exploration and Development Agreement (hereinafter “Amendment”) is made and entered into effective February 2, 2010, by and between G3 Energy, LLC hereinafter referred to as “G3”, whose address is 475 17th Street, Suite 1210, Denver, CO 80202, and Resolute Northern Rockies, LLC hereinafter referred to as “Participant” whose address is 1675 Broadway, Suite 1950, Denver, CO 80202.

GeoResources, Inc. and Resolute Energy Corporation are entering into this Agreement as the guarantors for their respective subsidiary. G3 Energy, LLC is the subsidiary of GeoResources, Inc. and Resolute Northern Rockies, LLC is the subsidiary of Resolute Energy Corporation.

RECITALS:

A. G3 and Participant have entered into that certain Exploration and Development Agreement effective February 2, 2010 (the “Agreement”).

B. The Third Party Participant referred to in the Agreement has elected to acquire a 5% interest instead of a 10% interest and G3 and Participant have agree to share the difference between them.

C. Participant and G3 desire to amend the Agreement to reflect that participation by Participant.

Now therefore, the parties hereto, for the mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, do hereby contract and agree as follows:

1. All terms defined in the Agreement that are used herein shall have the meanings given in the Agreement.

2. Article I, Section 11. shall be amended to read as follows:

11. Participant’s Share: 47.5% Working Interest ownership

3. Article I, Section 15, shall be amended to read as follows:

15. Third Party Participant: Means Intervention Energy, LLC, the third party owning the 5% proportional participating interest derived from G3 in the New Home II Project.

4. Article III, C. G3 Overhead Fee, shall be amended to delete all references therein to “45%” and replace them with “47.5%”.

5. Except for the foregoing, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date hereinabove provided.

Parties:

G3 Energy, LLC		Resolute Northern Rockies, LLC

By:	/s/ J.K. Glenn	By:	/s/ Bill Alleman
Name:	J.K. Glenn	Name:	Bill Alleman
Title:	Vice President, Land	Title:	Land Manager